For: YTB International, Inc.

Investor Contacts:
Yemi Rose / Garth Russell
KCSA Strategic Communications
212-896-1233/ 212-896-1250

YTB INTERNATIONAL ANNOUNCES FINANCIAL RESULTS FOR THE
THIRD QUARTER OF FISCAL 2008
- - -
Total nine-month revenue increases 36% to $130 million
Total year-over-year quarterly revenue increases to $42.9 million

WOOD RIVER, Ill., Nov. 17, 2008 – YTB International, Inc. (OTC BB: YTBLA) (“YTB” or the “Company”), a provider of Internet-based travel booking services for travel agencies and home-based independent representatives in the United States, Puerto Rico, Bermuda, the Bahamas, the U.S. Virgin Islands, and Canada, today announced its financial results for the three and nine month periods ended September 30, 2008.

Total revenue for the quarter ended September 30, 2008 increased 7.5% to $42.9 million, compared to $39.9 million for the third quarter last year. Total revenue for the nine months ended September 30, 2008 increased 36% to $130 million, compared to $96 million for the same nine-month period last year.

Net income for the third quarter of 2008 was $287,999 compared to net income of $2.1 million, for the third quarter of 2007. Net loss for the nine months ended September 30, 2008 was $3.4 million, or $0.03 per diluted share, compared to a net income of $1.6 million, or $0.01 per diluted share, for the same period of 2007.

Scott Tomer, Chief Executive Officer of YTB, commented on the third quarter results, stating, “While we are disappointed by the reduction in our net income, we are also aware that much of the softness we are seeing is reflective of both an industry-wide trend and a difficult comparison to last year’s explosive growth. In the face of a looming recession, growing companies face the difficult choice of either cutting back on marketing efforts to save on expenses, or increasing these efforts in order to capture the increasingly selective customer. Our RTAs remain the lifeblood of our company, and we know that their individual business success depends on the continuous training, marketing efforts, and infrastructure that we provide. With that in mind, we have maintained a strong marketing presence, and invested in the resources and infrastructure necessary to ensure the continued success of our business.”

Revenue from travel commissions and services for the quarter ended September 30, 2008 was $8 million, compared to $5.5 million for the same period last year, an increase of 45%. For the nine months ended September 30, 2008, the company received $22.2 million in revenue from travel commissions and services, compared to $13.9 million in last year’s comparable period, an increase of 59%. Net cash provided by operating activities in the first nine months of 2008 was $6.1 million compared to cash provided by operating activities of $10.3 million in the first nine months of 2007.

Mr. Tomer continued, “I strongly believe that YTB’s focus on affordable travel offers a needed alternative in the market place. Even with the slowing economy, we have seen a 45 percent year-over-year increase in our travel commissions for the quarter. We are confident that as the economy turns, our strategic investments in marketing and infrastructure will bear fruit.”

About YTB International

YTB International, Inc. was recognized as the 26th largest seller of travel in the U.S. in Travel Weekly’s 2008 Power List, based on 2007 annual retail value of travel services booked. The Company provides Internet-based travel booking services for home-based independent representatives in the United States, Puerto Rico, the Bahamas, Canada, Bermuda, and the U.S. Virgin Islands.

The Company operates through three subsidiaries: YourTravelBiz.com, Inc., YTB Travel Network, Inc., and REZconnect Technologies, Inc. YourTravelBiz.com focuses on marketing online travel websites through a nationwide network of independent business people, known as 'Reps.' YTB Travel Network establishes and maintains travel vendor relationships, processes travel transactions of online travel agents and affiliates, provides online booking systems, collects travel commissions and pays travel commissions. Each RTA directs consumers to the YTB Internet-based travel website. The REZconnect Technologies division operates a franchise chain of travel agencies and also acts as a host agency for traditional brick and mortar travel companies. For more information, visit http://www.ytbi.com/investor.

Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company's actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

(Tables Follow)

YTB International, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Three months ended
	September 30, 2008	September 30, 2007

Total net revenues	$42,876,354	$39,869,242

Operating expenses:
Operating expenses (exclusive of depreciation and amortization shown below)	41,871,201	37,377,447
Depreciation and amortization	678,517	304,243

Total operating expenses	42,549,718	37,681,690

Income from operations	326,636	2,187,552

Other income (expense)
Interest and dividend income	38,162	128,804
Interest expense	(11,509)	(23,115)
Foreign currency translation loss	(101,022)	-

Total other income (Expense)	(74,369)	105,689

Income before income tax provision (benefit)	252,267	2,293,241

Income tax provision (benefit)	(35,732)	143,750

Net income	$287,999	$2,149,491

Net income per share:
Weighted-average shares outstanding - basic for Class A and Class B	103,438,235	97,209,960
Weighted-average shares outstanding - diluted for Class A and Class B	110,080,692	110,801,031

Net income per share - basic for Class A and Class B (amounts for Class A and Class B shares are the same under the two-class method.)	$0.00	$0.02
Net income per share - diluted for Class A and Class B (amounts for Class A and Class B shares are the same under the two-class method.)	$0.00	$0.02

YTB International, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Nine months ended
	September 30, 2008	September 30, 2007

Total net revenues	$130,378,231	$95,918,855

Operating expenses:
Operating expenses (exclusive of depreciation and amortization shown below)	131,839,455	93,630,931
Depreciation and amortization	1,890,346	782,218

Total operating expenses	133,729,801	94,413,149

Income (loss) from operations	(3,351,570)	1,505,706

Other income (expense):
Interest and dividend income	190,360	309,358
Interest expense	(65,606)	(27,041)
Foreign currency translation loss	(118,625)	-

Total other income (Expense)	6,129	282,317

Income (loss) before income tax provision	(3,345,441)	1,788,023

Income tax provision	83,788	143,750

Net income (loss)	$(3,429,229)	$1,644,273

Net income (loss) per share:

Weighted-average shares outstanding - basic for Class A and Class B	103,283,879	97,143,966
Weighted-average shares outstanding - diluted for Class A and Class B	103,283,879	111,144,815

Net income (loss) per share - basic for Class A and Class B (amounts for Class A and Class B shares are the same under the two-class method.)	$(0.03)	$0.02
Net income (loss) per share - diluted for Class A and Class B (amounts for Class A and Class B shares are the same under the two-class method.)	$(0.03)	$0.01

YTB International, Inc.
Condensed Consolidated Balance Sheets

	(Unaudited)
	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$588,886	$1,730,570
Other current assets, net	26,251,341	39,039,546

Total current assets	26,840,227	40,770,116

Long-term investments	-	1,000,000
Property and equipment, net	21,352,141	15,432,502
Intangible assets, net	2,340,080	2,395,151
Goodwill	3,128,441	2,979,322
Other assets, net	78,377	316,895

TOTAL ASSETS	$53,739,266	$62,893,986

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$36,972,308	$44,417,965

Other long-term liabilities:
Long-term debt, less current maturities	202,616	219,641
Other liabilities	928,929	947,946

Total other long-term liabilities	1,131,545	1,167,587

TOTAL LIABILITIES	38,103,853	45,585,552

TOTAL STOCKHOLDERS' EQUITY	15,635,413	17,308,434

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$53,739,266	$62,893,986